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                                                                     EXHIBIT 4.3

                           AMENDMENT AGREEMENT NO. 1
                         dated as of December 31, 1996

                                to that certain

                                REVOLVING CREDIT
                            AND TERM LOAN AGREEMENT
                         dated as of September 18, 1995

     This AMENDMENT AGREEMENT NO. 1 (the "Amendment"), dated as of December 31, 1996, is by and among TransPro, Inc. (the "Borrower"), Allen Heat Transfer Products, Inc. ("AHTP"), AHTP II, Inc. ("AHTP II"), GO/DAN Industries ("GDI" and together with AHTP and AHTP II, the "Guarantors"), The First National Bank of Boston ("FNBB"), the other lending institutions party to the Credit Agreement (as defined below) (together with FNBB, the "Banks") and FNBB, as agent for itself and for the Banks (in such capacity, the "Agent").

     WHEREAS, the Borrower, the Guarantors, the Agent and the Banks are parties to that certain Revolving Credit and Term Loan Agreement, dated as of September 18, 1995, (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to the Borrower; and

     WHEREAS, the Borrower has requested that the Agent and the Banks agree, and the Agent and the Banks have agreed, on the terms and subject to the conditions set forth herein, to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     SECTION 2. AMENDMENT OF CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

          (a) Section 1 of the Credit Agreement is amended by deleting the definition of Fixed Charge Ratio in its entirety and substituting therefor the following:

               "Fixed Charge Ratio. The ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters, to (ii) Consolidated Debt Service for such period."

          (b) Section 5.6 of the Credit Agreement is amended by deleting such section in its entirety and substituting therefor the following:

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          5.6. Letter of Credit Fee. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee"):

               (a) to the Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, (i) with respect to documentary Letters of Credit (exclusive of Bond Related Letters of Credit), equal to the Applicable Margin per annum of the face amount of such documentary Letter of Credit minus 0.25% and (ii) with respect to all other Letters of Credit (inclusive of Bond Related Letters of Credit), equal to the Applicable Margin, in each case payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter (all such amounts to be reported to the Agent by the applicable Issuing Bank); and

               (b) directly to the Issuing Bank for its own account, (i) equal to 0.15% per annum of the face amount of such Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter, and (ii) equal to such Issuing Bank's fees (as negotiated between the Borrower and such Issuing
          Bank), payable upon issuance of such Letter of Credit.

     (c) Sections 10.7(b) and (d) of the Credit Agreement are amended by deleting the number "$2,600,000" contained therein and substituting therefor the number "$3,500,000".

     (d) Section 11.2 of the Credit Agreement is amended by deleting the table contained therein and substituting therefor the following:

                 Period                 Ratio
                 ------                 ------
     Closing Date through 06/30/96      1.75:1
     7/1/96 and thereafter              2.25:1

     Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Bank as follows:

          (a) The execution and delivery by the Borrower and the Guarantors of this Amendment and the performance by the Borrower and each of the Guarantors of its obligations and agreements under this Amendment and under the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and such Guarantor, have been authorized by all necessary corporate proceedings on behalf of the Borrower and such Guarantor, and do not and will not contravene any provision of law or any of the Borrower's or such Guarantor's charter, by-laws or any amendment thereof or of any material indenture, agreement, instrument or undertaking binding upon the Borrower or such Guarantor;
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          (b)  This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and each of the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity;

          (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower or the Guarantors of this Amendment or the Credit Agreement as amended hereby, or the consummation by the Borrower or such Guarantor of the transactions among the parties contemplated hereby and thereby or referred to herein;

          (d) Each of the representations and warranties of the Borrower and each of the Guarantors contained in the Credit Agreement, the other Loan Documents and in all other documents or instruments delivered pursuant to or in connection with the Credit Agreement were true as of the date as of which they were made and continue to be true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate have not been materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date); and

          (e) The Borrower and each of the Guarantors has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

    SECTION 4. EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the execution and delivery of this Amendment, in form and substance satisfactory to the Agent and each of the Banks, by the Borrower, each of the Guarantors, the Agent and each of the Banks.

    SECTION 5. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

     (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this
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Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (d) The Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal as of the date first written above.

                                   By:  /s/
                                      ---------------------------------------
                                        Transpro, Inc.

                                   By:  /s/
                                      ---------------------------------------
                                        Allen Heat Transfer Products, Inc.

                                   By:  /s/
                                      ---------------------------------------
                                        AHTP II, Inc.

                                   By:  /s/
                                      ---------------------------------------
                                        GO/DAN Industries

                                   By:  /s/
                                      ---------------------------------------
                                        Allen Heat Transfer Product Inc.
                                        Its Partner


                                   By:  /s/
                                      ---------------------------------------
                                        AHTP II, Inc.
                                        Its Partner


                                   By:  /s/
                                      ---------------------------------------
                                        The First National Bank of Boston
                                        Individually and as Agent


                                   By:  /s/
                                      ---------------------------------------
                                        Society National Bank


                                   By:  /s/
                                      ---------------------------------------
                                        The Bank of New York


                                   By:  /s/
                                      ---------------------------------------
                                        Harris Trust and Savings Bank


                                   By:  /s/
                                     ---------------------------------------
                                        NBD Bank